      As Filed with the Securities and Exchange Commission on May 22, 2000
                                                      Registration No. 333-31726
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Exact name of registrant as specified
                          in charter MSI HOLDINGS, INC.

   State or jurisdiction of       Address, including zip code, and telephone number, including area         I.R.S. Employer
 incorporation or organization             code, of registrant's principal executive offices             Identification Number
 -----------------------------    -----------------------------------------------------------------      ----------------------
              UTAH                                   MSI HOLDINGS, INC.                                       87-0280886
                                                     1121 EAST 7TH STREET
                                                     AUSTIN, TEXAS 78702
                                                       (512) 476-6925


Name, address, including zip code, and telephone number, including              With a copy to:
             area code, of agent for service                                    ---------------
------------------------------------------------------------------            JEFFREY A. CHAPMAN
                     ROBERT J. GIBBS                                        VINSON & ELKINS L.L.P.
                   1121 EAST 7TH STREET                                    3700 TRAMMELL CROW CENTER
                   AUSTIN, TEXAS 78702                                         2001 ROSS AVENUE
                      (512) 476-6925                                           DALLAS, TX 75201
                                                                                (214) 220-7797

          Approximate date of commencement of proposed sale to the public
          --------------------------------------------------------------
                AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.
[ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


       Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus contained in this registration statement is a combined prospectus relating to this registration statement and the Post-effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2, filed February 18, 2000 (Registration No. 333-60051).


       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MAY 22, 2000


                                                                      PROSPECTUS

                               MSI HOLDINGS, INC.


1121 East 7th Street
Austin, Texas 78702
(512) 476-6925


                        20,524,293 SHARES OF COMMON STOCK

         The shares of our common stock covered by this document are offered by the shareholders listed under the heading "Selling Shareholders." We will not receive any of the proceeds from this offering.

         In addition to the shares covered by this prospectus, we have registered or are in the process of registering an additional 3,148,720 shares of our common stock. These additional shares are being offered for sale contemporaneously with the shares covered by this prospectus.

         The information in this document is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

         The selling shareholders may sell their shares to brokers or dealers or directly to investors. The price of the shares may be any of the following:

        o         a fixed price
        o         a market price prevailing at the time of the sale
        o         a price related to a market price
        o         a negotiated price.

         Any fixed price may be changed. Distributors' or sellers' commissions may be paid in connection with sales. We have agreed to pay the registration expenses related to the sale of shares by the selling shareholders. All other expenses relating to the sale of the shares will be paid by the selling shareholders.

Trading symbol:  MSIA                                            Market:  OTC-BB

              -----------------------------------------------------


         THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------


                  , 2000

         Additional information is incorporated in this prospectus by reference to our reports filed with the SEC. The additional information includes our financial statements for the year ended March 31, 1999 and notes to the financial statements. Please refer to "Where You Can Find More Information" for instructions on obtaining copies of our filed reports. You are urged to read this prospectus and our SEC reports in their entirety. All references to the "Company," "MSHI," "we," "us," and "our," mean MSI Holdings, Inc., and its subsidiaries.


                                  RISK FACTORS


         You should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered by this prospectus.


RISKS RELATED TO OUR BUSINESS


         WE ARE OPERATING UNDER AN UNPROVEN BUSINESS MODEL AND MAY PROVE TO BE LESS ATTRACTIVE THAN CURRENTLY ANTICIPATED, OR EVEN FEASIBLE.

         Our success depends on unproven products. Our revenues are generated by providing customers with bandwidth and related services. Our products are relatively new to the marketplace. Our success depends on our products achieving wide acceptance in the market at competitive prices. We may be unable to attain expected demand levels, curtain expenses or successfully achieve other benchmarks necessary for the success of our business plan.

         Our forecasts for future demand and operations are based on the successful development of a market for our products and services. Given the relative novelty of our products and services, there is limited data available on which to base a reliable forecast.

         THERE IS LIMITED INFORMATION ON WHICH TO EVALUATE OUR OPERATIONS. FORECASTS OF OUR PERFORMANCE MAY BE INACCURATE AND ACTUAL RESULT MAY VARY SIGNIFICANTLY FROM CURRENT EXPECTATIONS.


         Since March 1999, we have changed the focus of our business from providing hardware and systems integration services to providing a suite of high-speed Internet access, data transport and networking services, co-location services and web site hosting services. Because of our limited operating history in providing our current product mix, there is limited operating and financial data about our business for you to use in evaluating us or our performance.

         WE HAVE INCURRED NET LOSSES SINCE OUR INCEPTION AND ANTICIPATE CONTINUING LOSSES. AS A SHAREHOLDER, YOUR INVESTMENT MAY BE LOST IF WE FAIL TO BECOME PROFITABLE.

         To date, we have had limited revenues and have not shown a profit in our operations. As of December 31, 1999, our accumulated deficit was approximately $32.3 million. Approximately $19.9 million of the deficit relates to losses from operations. The remaining $12.4 million of deficit relates to losses incurred due to discounts recorded on issuances and conversions of common and preferred stock. We cannot predict when profitability might be achieved, if at all. If we are able to become profitable, we may not be able to sustain it. If we are unable to obtain profitability or sustain it, we may have to discontinue operations.

         WE MAY BE UNABLE TO MANAGE COMPLICATIONS THAT MAY ARISE DURING THE BUILD OUT OF ADDITIONAL DATA CENTERS WHICH MAY ADVERSELY AFFECT OUR CASH FLOW AND PROFITABILITY PROJECTIONS.

         We are planning to build out up to 15 new data centers across a wide range of geographic regions. The build out of data centers is a key element of our business strategy. Each data center takes approximately 30 to 90 days to complete. Any delay in the build out of new data centers would significantly harm our expansion plans. Many of the risks associated with significant expansion projects are beyond our control and could delay the build out of additional data centers. These risks include cost estimation errors or overruns, equipment and material delays or shortages, and the inability to obtain necessary permits on a timely basis, if at all.

         WE MAY BE UNABLE TO MANAGE THE INCREASED EXPENSES OF DEVELOPING AND OPERATING THE NEW DATA CENTERS WHICH MAY RENDER US UNABLE TO SATISFY CURRENT AND FUTURE OBLIGATIONS

         If completed, new data centers will result in substantial new operating expenses. Moreover, a failure to institute adequate financial and managerial controls, reporting systems and procedures for multiple facilities would significantly harm our operations. Failure to manage the data center's increased expenses could result in our inability to service existing obligations.

         WE HAVE HAD RECENT CHANGES IN MANAGEMENT. OUR CURRENT MANAGEMENT MAY BE UNABLE TO LEAD US INTO PROFITABILITY.

         Several member of our calendar year 1999 management team are no longer with us. We are continuing to build a new management team. This team has not had the opportunity to work together in the past. There is no assurance the new management team will be able to successfully lead us into profitability.


         WE WILL BE UNABLE TO EFFECTIVELY COMPETE IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL.


         Our future success depends on highly qualified technical, sales, marketing and customer service personnel. The industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We face intense competition for qualified personnel in software development, network engineering and product management. If we are unable to attract and retain qualified personnel, our ability to compete will be compromised.

         OUR POSSIBLE EXPOSURE TO INFRINGEMENT CLAIMS MAY UNEXPECTEDLY INCREASE OUR EXPENSES, ADVERSELY AFFECTING OUR CASH FLOWS AND PROFITABILITY.

         Our management personnel were previously employees of other telecommunications companies. Our management personnel may have had contracts with the prior companies. In many cases, these individuals conduct activities for us in areas similar to those in which they were involved before joining us. As a result, we or our employees could be subject to allegations of violation of trade secrets, breach of contract or unfair competition. These claims may distract our management and employees from their duties and require reallocation of our resources. Moreover, an unfavorable ruling may hinder our ability to use technology we need to conduct our business. Liability and defense costs under these claims could increase our expenses and adversely affect our ability to compete.

         OUR OPERATIONS DEPEND ON OUR ABILITY TO MAINTAIN FAVORABLE RELATIONSHIPS WITH THIRD PARTY SUPPLIERS. WE CANNOT ASSURE THE CONTINUITY OF THOSE RELATIONSHIPS.

         We have entered into several alliance and contractual agreements to utilize third parties' and networks for our products and services. We are dependent on the continued availability of these infrastructures and networks for our growth and development. If we are unable to maintain or replace our relationships with our supplier, we will be unable to provide the current level of services to our customers. Our failure to consistently provide our current levels of service could result in a reduction of our client base and sales volume.


         SYSTEM FAILURES COULD DISRUPT OUR SERVICES AND CAUSE US TO LOSE CUSTOMERS.


         Our target market is particularly sensitive to service failures. Service failures may reduce or terminate the services we supply to our customers. Any reduction or termination of our services could cause our customers to switch their business to our competitors and may hinder our ability to obtain new customers. Our system is vulnerable to damage from human error, power loss, facility failures, fire, earthquake, floods, telecommunications failure, break-ins, sabotage, and vandalism. Moreover, we do not presently have a disaster recovery plan, carry any business interruption insurance or have any secondary off-site systems.

         These risks are aggravated by the fact that substantially all of our communications and computer hardware is located within a single facility in Austin, Texas.


RISKS RELATED TO OUR INDUSTRY


         OUR GROWTH AND PERFORMANCE MAY BE HINDERED IF INTERNET USE FAILS TO INCREASE AS PREDICTED.


         Demand for our services could be reduced if the market for business-related Internet solutions fails to further develop. Critical issues concerning the commercial use of the Internet remain unresolved and may hinder the growth of Internet use. These issues are particularly critical in the business sector -- our target market. If demand for our services fails to materialize at the anticipated levels, our revenues will also fail to reach expectations.

         THE MARKET FOR OUR PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.


         The market for our products and services is rapidly evolving. Our market is also intensely competitive, partly due to relatively low barriers to entry. Many of our competitors and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us. Moreover, our competitors may be able to negotiate contracts with suppliers on more favorable terms than we can. Some of these competitors may also provide products with some performance advantages over our products. Given the fierce competition in our industry and our comparatively limited resources, we may not be able to compete effectively.


         OUR SERVICES ARE SUBJECT TO UNCERTAIN GOVERNMENT REGULATION. CHANGES IN LAWS OR REGULATIONS COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS.


         We operate in an environment of unstable and evolving regulations. Changes in applicable laws or regulations could impact our operations, and impact our costs, service requirements and the scope of competition. Incumbent local carriers are likely to pursue efforts to affect the applicable laws and regulations in a manner that would be more favorable to them and that may be against our interests. The likely means to affect the laws include litigation in courts, administrative proceedings with the FCC and state telecommunications regulators and lobbying the U.S. Congress. We may choose to expend significant resources to participate in regulatory proceedings at the federal or state level. The expenses associated with participating in and complying with an evolving regulatory framework may increase our operating expenses beyond expectations. Despite our possible expenditures, we cannot assure any favorable results.


         DEMAND FOR OUR PRODUCTS AND OUR PROJECTED INCOME WILL FAIL TO MEET EXPECTATIONS IF DIGITAL SUBSCRIBER LINE SERVICES ARE NOT ACCEPTED BY BUSINESSES AT PROFITABLE PRICES.


         The market for high-speed Internet access, data transport and networking services using copper telephone lines is in the early stages of development. If the market for our digital subscriber line services fails to develop, grows more slowly than anticipated or becomes saturated with competitors, our operations and future revenue stream may not achieve our expectations. We cannot accurately predict the rate at which this market will grow or whether new or increased competition will result in market saturation. The failure to materialize at the expected levels may reduce our anticipated revenues.

         INTERNET SECURITY CONCERNS MAY HINDER THE DEVELOPMENT OF ELECTRONIC COMMERCE AND THE DEMAND FOR OUR PRODUCTS AND SERVICES.

         A significant barrier to commerce and communications over the Internet has been the need for the secure transmission of confidential information. Security breaches or the inadvertent transmission of computer viruses could expose us to litigation and possible liability. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by breaches. A party who is able to penetrate our network security could misuse our users' personal information and our users might sue us or bring claims against us. If any well-publicized compromise of security occurs, Internet usage and the demand for our services could decline.

RISKS RELATED TO THE OFFERING

         SOME SHAREHOLDERS HAVE SUBSTANTIAL CONTROL OVER US. INVESTORS IN THIS OFFERING MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.


         If you purchase our common stock, you may not have an effective voice in our management. As of March 31, 2000, our current directors and executive officers owned approximately 3.4% of the outstanding shares of our common stock. Also as of March 31, 2000, Entrepreneurial Investors, Ltd. owned approximately 17.2% of the outstanding shares of our common stock.

         These shareholders may continue to exert significant influence over our business and affairs and will possess substantial control over our operations. They may have the ability to amend corporate filings, elect a majority of our board of directors and control matters requiring approval by our shareholders. They will also have the ability to delay or prevent a change in control of our company and to discourage a potential acquirer for us or our securities.

         OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL. OUR SHAREHOLDERS' ABILITY TO EXPEDITIOUSLY CHANGE MANAGEMENT MAY BE COMPROMISED.

         Provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of our company, even if a change in control would be beneficial to shareholders. Our articles of incorporation allow our board of directors to issue preferred stock with terms set by the board of directors and without shareholder approval. The preferred stock could be issued quickly with terms that delay or prevent a change in control or make removal of management more difficult. Also, the issuance of preferred stock may cause the market price of our common stock to decrease.

         WE HAVE A LIMITED MARKET FOR OUR COMMON STOCK AND OUR STOCK PRICE IS VOLATILE. AN INVESTMENT IN OUR STOCK MAY HAVE LIMITED LIQUIDITY.

         Our stock presently trades on the Over-The-Counter Bulletin. Trading on the Over-The- Counter Bulletin is sporadic and highly volatile. The market prices of Internet-related stocks tend to be more volatile than the market as a whole. The market price of our common stock has fluctuated in the past and may continue to be volatile in the future. There can be no assurance that an active trading market will develop or be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, as well as affect your ability to sell your shares.

         AS AN INCREASING AMOUNT OF OUR COMMON STOCK BECOMES ELIGIBLE FOR SALE, THE MARKET PRICE FOR YOUR SHARES MAY DECREASE.

         Sales in the public market of substantial amounts of common stock or the perception that substantial sales may occur could materially and adversely affect the market price of our common stock. These sales or perceptions could also limit our ability to raise capital through an offering of equity securities. An increasing number of shares eligible for sale may place downward sell pressures on our market price. The adverse affect on the market price of our common stock may occur even if the results of our operations are positive. As of March 31, 2000, we had 36,502,875 shares of common stock outstanding. The following table illustrates the shares of common stock eligible for future sale if all outstanding warrants and options were exercised.



                                      Fully Diluted                    %
                                      -------------                    --
Total shares                            44,826,429                    100.0
Eligible for future sale                36,134,718                     80.6
Subject to Rule 144 restrictions         8,691,711                     19.4

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         The prospectus may contain forward-looking statements. Any statement in this prospectus, other than a statement of historical fact, may be a forward-looking statement.

         You can generally identify forward-looking statements by looking for words like may, will, expect, intend, estimate, anticipate, believe or continue. Variations on those or similar words, or the negatives of those or similar words, also may indicate forward-looking statements.

         The discussions in this prospectus and in the documents incorporated by reference contain forward-looking statements. Although we believe that the expectations reflected in this prospectus are reasonable, we cannot assure you that our expectations will be correct. Our actual results may differ significantly from the results discussed in the forward-looking statements. This prospectus includes a discussion entitled "Risk Factors," discussing important factors that could cause our actual results to differ materially from our expectations. These risk factors and other more remote risks are further discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of the 10-KSB/A and in our Form 8-K dated February 17, 2000.

         The forward-looking statements in this prospectus are accurate only as of its date. If our expectations change, or if new events, conditions or circumstances arise, we are not required to, and may not, update or revise any forward-looking statements in this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock sold in this offering.

                              SELLING SHAREHOLDERS


         The following table lists the owners of the common stock to be included in this registration statement. This table assumes the exercise of the warrants and options covering shares to be sold in this offering.



                                                           RELATION              TOTAL
                          NAME                              TO US                SHARES              PERCENT
                          ----                              -----                ------              -------
                                                                                                       (+)
ACM Strategic Investment (1)                                                         224,200
ACM Technology Hedge Fund (1)                                                        135,100
Acorn USA (2)                                                                        350,000
AIG Soundshore Opportunity Holding Fund                                               35,750
Ltd. (3)
AIG Soundshore Holdings Ltd. (3)                                                     111,125
AIG Soundshore Strategic Holding Fund                                                 19,792
Ltd. (3)
AIM VI Capital Development Fund (4)                                                    8,612
AIM Capital Development Fund (5)                                                     824,712           1.84%
Alliance Technology Partners, LP (1)                                                  40,700
Ardsley Institutional Fund, L.P. (6)                                                 175,000
Ardsley Partners Fund I, L.P. (6)                                                    165,000
Ardsley Partners Fund II, L.P. (6)                                                   235,000
Ardsley Offshore Fund Ltd. (6)                                                       275,000
Bald Eagle Fund, Ltd (7)                                                              29,900
Barnstorm & Co. (14)                                                                  54,000
Bricoleur Partners, LP (8)                                                           217,000
C.E. Unterberg, Towbin Capital Partners I, L.P.                                       74,990
(9)
Cascade Capital Partners, LP (10)                                                    585,000           1.30%
Coutts & Co. (11)                                                                      6,900
Dorado Capital Partners LP (12)                                                      100,000
Endeavor Asset Management, L.P. (13)                                                 166,667
Finwell & Co. (14)                                                                   166,000
Firestar Trust Co. (15)                                                              166,667
Gerlach & Co. (14)                                                                    13,000
Gryphon Offshore Fund (16)                                                           114,000
Guilder Gagnon Howe & Co. LLC (17)                                                   166,667
Hammerhead & Co. (14)                                                                 80,000
HH Managed Account 1, Ltd. (6)                                                       150,000
Irvine Capital Partners, L.P. (18)                                                   100,000
Irvine Capital Partners II, L.P. (18)                                                 16,670
J.I.B. Associates, Ltd. (8)                                                           44,000
Job & Company,  LP (19)                                                               51,000
Kahn Capital Partners LP (20)                                                        350,000
Kensington Partners II L.P. (7)                                                        7,667
Kensington Partners L.P. (7)                                                         129,100
Kimberlite Partners L.P. (21)                                                         33,333
Landwatch & Co. (14)                                                                 172,000
Libra Offshore Fund Ltd. (22)                                                         33,333
Libra Fund, LP (23)                                                                  133,334

                                                           RELATION              TOTAL
                          NAME                              TO US                SHARES              PERCENT
                          ----                              -----                ------              -------
                                                                                                       (+)
Luxor Master Fund, LP (8)                                                        1,000
MAS Funds Small Cap Value Portfolio (11)                                       628,900              1.40%
MSDW SICAV Global Small Cap Equity Fund                                          9,600
(11)
MSDW SICAV Small Cap Value Equity Fund                                          41,500
(11)
Pantheon Partners L.P. (24)                                                    133,334
Pitt & Co. (14)                                                                 95,000
Schottenfeld Assoc. LP (25)                                                    250,000
SunAmerica Inc. (26)                                                           333,334
Tarp & Co. (14)                                                                 60,000
Tiedmann Investment Group (27)                                                 166,667
TSG Financial Limited Partnership (28)                                         336,198
UT Capital Partners International, LDC (29)                                     33,340
UT Technology Partners, LDC (29)                                               133,330
Van Kampen American Value Fund (11)                                            563,100              1.26%
Wanger US Small Cap Advisor (2)                                                350,000
Westcoast & Co. (14)                                                           235,000
Westcore Small Cap Growth Fund (30)                                            166,667
Zeke, LP                                                                       166,667
C. J. and Florence Adams                                                           100
Gerald and Gay Adams                                                               500
Mark and Patricia Adams                                                            250
Michael E. Austin                                         Consultant             2,000
Larry Awalt                                               Employee               1,500
Dr. Clifton Barnhart                                                            15,000
Roy Barrientes                                            Employee               1,000
Emma Barrientos                                           Employee               1,000
Rainer Bischoff                                                                  2,388
Shane Black                                               Employee                 500
Sandra Boesch                                             Employee               3,000
Lauro Bustamante                                          Employee               1,500
Scott Cannon                                              Employee               1,000
Peter Cantu                                               Employee               1,000
Blandina Cardenas                                         Director               5,000
Ernesto Chavarria                                         Director              75,000
Michael A. Chavez                                         Employee               8,000
Susan Cloutier                                            Employee               1,500
Crumble, Ltd. S.A. (31)                                                        800,000              1.78%
Charles W. and Priscilla L. Cupp                                                 2,500
Christina DeLeon                                          Employee                 750
Mary Dietze                                                                      5,000
Cornelius Dornier                                                              150,000
David Dornier                                                                   30,000
Gabriele Dornier                                                               150,863
Matthia Dornier                                                                100,576
Silvius Dornier                                                                380,000
Herman Ebel                                                                    191,094

                                                           RELATION              TOTAL
                          NAME                              TO US                SHARES              PERCENT
                          ----                              -----                ------              -------
                                                                                                       (+)
Neil Edwards                                              Employee                 3,500
Entrepreneurial Investors, Ltd. (32)                                           5,843,582             13.04%
Equity Services, Ltd. (33)                                                        82,529
Matt Evans                                                Employee                 8,000
Donna Gandy                                               Consultant               1,500
Jim Haren                                                 Employee                 1,500
Helmut Heinzel                                                                    80,576
Thomas Heinzel                                                                    70,576
Abel Herrerra                                             Employee                   100
Duffy Hobbs                                               Employee                   800
Stephen J. Hoelscher                                      Employee                12,700
Michael Jahr                                                                      60,576
Fred Kettrick                                                                      1,330
Steve Laird                                               Employee                 1,000
Robert Loera                                              Employee                 5,000
Maria Lopez                                               Employee                 1,000
Marie Louissaint                                          Consultant               2,000
Mary K. Marlatt                                           Employee                 3,500
Jesus Martines                                            Employee                 1,000
Ricardo Martinez                                          Employee                   500
Norm Mendeke                                                                       3,000
Jaime Munoz                                               Officer                  4,500
Lisa Nieri                                                Employee                 4,500
David Painter                                             Employee                 1,500
Stephen Pampush                                                                   10,058
Beula Mae Pearce                                                                   2,500
Luana Pearce                                                                      10,500
Jim Pearce                                                                         3,000
Luana Pearce, Trustee of Luana Pearce Trust                                       15,000
Penninsular Corp. (34)                                                            50,288
Pinecrest Associates, Inc. (35)                                                  418,020
Dave Pistorius                                                                     7,000
Richard Ray                                               Employee                 2,500
Joseph Rodrigues                                          Employee                 2,500
Nydia Rojas                                               Employee                 1,000
Paul Samaripa                                             Employee                 6,000
Beatrice Schaefer                                                                104,144
Heinz Schmitz                                                                     85,076
Fred Shelton                                                                       1,500
Tamara Shiplet                                            Employee                 2,500
Iona Smith                                                Employee                 1,000
John Stockton                                                                      3,500
Floyd Tate                                                                             3
Trisha Truong                                             Employee                 3,000
Ventura Investments, Ltd. (36)                                                   800,000              1.78%
Vesta Holdings, S.A. (37)                                                        800,000              1.78%
Todd Wagner                                               Employee                 2,000
Peter Widenmann                                                                   10,058

                                                           RELATION              TOTAL
                          NAME                              TO US                SHARES              PERCENT
                          ----                              -----                ------              -------
                                                                                                       (+)
Heinz C. Winzeler                                                               590,000              1.32%
Linda Wolf                                                Employee                  500
Dick Young                                                Employee                2,000
                                                                             ----------
TOTAL                                                                        20,524,293
                                                                             ==========




(+) The calculations assume exercise and conversion of all outstanding warrants and other rights into shares of common stock. Consequently, the percentages were based on an aggregate of 44,826,429 shares of common stock outstanding as of March 31, 2000. The absence of an entry indicates the shares amount to less than one percent of our fully diluted common stock.

(1) Gerald Malone and Peter Anastos have shared voting and investment control over the shares held by ACM Strategic Investment, ACM Technology Hedge Fund, and Alliance Technology Partners, LP.

(2) Wanger Asset Management, L.P. is the investment advisor for Acorn USA and Wanger U.S. Small Cap Advisor, and has voting and investment control over the shares held by Acorn USA and Wanger U.S. Small Cap Advisor.

(3) AIG International Management Company is the investment manager of AIG Soundshore Holdings, Ltd., AIG Soundshore Opportunity Holding Fund Ltd., and AIG Soundshore Strategic Holding Fund Ltd. AIG International Management Company, Inc. delegated its portfolio management services to Busso Securities Ltd. Howard I. Fischer, president of Basso Securities, Ltd., has voting and investment control over the shares held by AIG Soundshore Holdings, Ltd., AIG Soundshore Opportunity Holding Fund Ltd., and AIG Soundshore Strategic Holding Fund Ltd

(4) AIM VI Capital Development Fund is a mutual fund and a public reporting company.

(5) AIM Capital Development Fund is a mutual fund and a public reporting company.

(6) Philip J. Hempleman has voting and investment control over the shares held by Ardsley Offshore Fund, Ltd., Ardsley Partners Fund I, L.P., Ardsley Partners Fund II, L.P., Ardsley Institutional Fund, L.P., and HH Managed Account 1, Ltd. Philip J. Hempleman is managing general partner of Ardsley Advisory Partners, the investment advisor for Ardsley Offshore Fund, Ltd., Ardsley Partners Fund I, L.P., Ardsley Partners Fund II, L.P., Ardsley Institutional Fund, L.P., and HH Managed Account 1, Ltd.

(7) Grainne M. Coen and Richard J. Keim, partners of Kensington Partners, L.P., the investment advisor for Kensington Partners L.P., Kensington Partners II, L.P., and Bald Eagle Fund, Ltd., have shared voting and investment control over the shares held by Kensington Partners L.P., Kensington Partners II, L.P., and Bald Eagle Fund, Ltd.

(8) Bricoleur Capital Management, LLC owns Bricoleur Partners, LP, J.I.B. Associates, Ltd., and Luxor Master Fund, L.P. Bob Poole, Dain Winsatt, and Rick Hornbuckle, partners of Bricoleur Capital Management, LLC, have shared voting and investment control over the shares held by Bricoleur Partners, LP, J.I.B. Associates, Ltd., and Luxor Master Fund, L.P.

(9) UTCM LLC, the general partner of C.E. Unterberg Towbin Capital Partners I, L.P., has voting and investment control over the shares held by C.E. Unterberg Towbin Capital Partners I, L.P.

(10) Gryphon Capital Management, LLC, is the general partner of Cascade Capital Partners, LP. Joseph E. Sweeney, III, Manager of Gryphon Capital Management, LLC, has voting and investment control over the shares held by Cascade Capital Partners, LP.

(11) Miller Anderson & Sherrerd, LLP, is the investment manager for MAS Funds Small Cap Value Portfolio, Van Kampen American Value Fund, MSDW SICAV Small Cap Value Equity Fund, MSDW SICAV Global Small Cap Equity Fund, and Coutts & Co. Gary G. Schlarbaum, a managing partner of Miller Anderson & Sherrerd, LLP, has voting and investment control over the shares held by MAS Funds Small Cap Value Portfolio, Van Kampen American Value Fund, MSDW SICAV Small Cap Value Equity Fund, MSDW SICAV Global Small Cap Equity Fund, and Coutts & Co.

(12) Gregory D. Parise, the general partner of Dorado Capital Partners, LP, has voting and investment control over the shares held by Dorado Capital Partners, LP.

(13) Patrick Tully, Mark Fain and Chad Comiteau have shared voting and investment control over the shares held by Endeavor Asset Management, L.P.

(14) Wellington Management Company, L.L.P., as the fund advisor for Barnstorm & Co., Finwell & Co., Gerlach & Co., Hammerhead & Co., Landwatch & Co., Pitt & Co., Tarp & Co., and Westcoast & Co., has voting and investment control over the shares held by Barnstorm & Co., Finwell & Co., Gerlach & Co., Hammerhead & Co., Landwatch & Co., Pitt & Co., Tarp & Co., and Westcoast & Co.

(15) Peter B. Doyle, Steven Tuen and Fred A. Froewiss have shared voting and investment control over the shares held by Firestar Trust Co.

(16) Gryphon Capital Management, L.L.C. is the director of Gryphon Offshore Fund. Joseph E. Sweeney, manager of Gryphon Capital Management, L.L.C., has voting and investment control over the shares held by Gryphon Offshore Fund.

(17) Walter J. Weadock and John Colton have shared voting and investment control over the shares held by Guilder Gagnon Howe & Co. LLC.

(18) David Bunzel has voting and investment control over the shares held by Irvine Capital Partners, L.P., and Irvine Capital Partners II, L.P.

(19) Gryphon Capital Management, LLC, is the investment manager of Job & Company LP. Joseph E. Sweeney, III, manager of Gryphon Capital Management, LLC, has voting and investment control over the shares held by Job & Company LP.

(20) Brian Kahn, the fund manager of Kahn Capital Partners, LP, has voting and investment control over the shares held by Kahn Capital Partners, LP.

(21) Kelly Pam, partner of Kimberlite Partners, L.P., has voting and investment control over the shares held by Kimberlite Partners, L.P.

(22) Ranjan Tandon, director of Libra Offshore Fund, Ltd., has voting and investment control over the shares held by Libra Offshore Fund, Ltd.

(23) Ranjan Tandon, general partner of Libra Fund, L.P., has voting and investment control over the shares held by Libra Fund, L.P.

(24) Kelly Pam, general partner of Pantheon Partners, L.P., has voting and investment control over the shares held by Pantheon Partners, L.P.

(25) Richard Schottenfeld, president of Schottenfeld Associates, LP's general partner, Winchester Holdings, has voting and investment control over the shares held by Schottenfeld Associates, LP.

(26) SunAmerica Inc. is a wholly owned subsidiary of American International Group, Inc., a public reporting company.

(27) Carl H. Tiedmann, Hans Tiedmann, George Boltres, Barbara Warga Navatil, Laurie Jelenex, partners of Tiedmann Investment Group, have shared voting and investment control held by Tiedmann Investment Group.

(28) John Gorman, president of TSG Financial Limited Partner's general partner, TSG Investments, Inc., has voting and investment control over the shares held by TSG Financial Limited Partnership.

(29) CPI Holdings LDC, majority shareholder of UT Technology Partners, LDC, and UT Capital Partners International, LDC, has voting and investment control over the shares held by UT Technology Partners, LDC, and UT Capital Partners International, LDC.

(30) Denver Investment Advisors, investment advisor for Westcore Small Cap Growth Fund, has voting and investment control over the shares held by Westcore Small Cap Growth Fund.

(31) Dr. Urs Schaefer has voting and investment control over the shares held by Crumble, Ltd. SA.

(32) Robert E. Cordes has voting and investment control over the shares held by Entrepreneurial Investors, Ltd.

(33) Lynn Turnquest has voting and investment control over the shares held by Equity Services, Ltd.

(34) Robert E. Cordes, Penninsular Corp.'s President, has voting and investment control over Penninsular Corp.'s shares.

(35) Sylvia G. Seymour, president, has voting and investment control over Pinecrest Associates, Inc.'s shares.

(36) Michael Schnezier has voting and investment control over the shares held by Ventura Investments Ltd.

(37) Ernst Kuhn has voting and investment control over the shares held by Vesta Holdings, SA.

                              PLAN OF DISTRIBUTION


         The shares of common stock being offered by the selling shareholders will be sold in one or more transactions on the Over-The-Counter Bulletin Board or on any other market on which the common stock may be trading. The transactions may include block transactions. The shares may be sold in any of the following manners:

        o    privately negotiated transactions
        o    through the writing of options on the shares of common stock
        o    short sales
        o    any combination of the above.

         The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or any other price the selling shareholder determines. The shares of common stock may also be sold pursuant to Rule 144. The selling shareholder will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the selling shareholders will receive usual and customary commissions for brokerage transactions. Market makers and block purchasers purchasing shares will do so for their own account and at their own risk. It is possible that the selling shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that any of the shares will be sold by the selling shareholders. Upon effecting the sale of any of the shares offered by the selling shareholders, the selling shareholders and any brokers, dealers or agents may be underwriters as that term is defined under the Securities Act or the Exchange Act, or the applicable rules and regulations.

         If the Company is notified of any material arrangement by a selling shareholder with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act. If filed, the supplemental prospectus will disclose:

        o    the name of each broker-dealer involved in the arrangement
        o    the number of shares involved
        o    the price at which shares were sold
        o any commissions paid or discounts or concessions allowed to the broker-dealer(s)
        o that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this document, as supplemented
        o    other facts material to the transaction.

         The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares. The foregoing may affect the marketability of the shares.

         Each of the selling shareholders in the following list is an affiliate of a registered broker or dealer and has assured us that they acquired the shares in the ordinary course of their business and that they did not have an agreement or understanding, directly or indirectly, with any person to distribute the shares at the time the shares were acquired:

                 AIM Capital Development Fund
                 AIM VI Capital Development Fund
                 Alliance Technology Partners, L.P.
                 ACM Strat Investment
                 ACM Technology Hedge Fund
                 Guilder Gagnon Howe & Co. LLC
                 Firestar Trust Co.
                 Coutts & Co.
                 MAS Funds Small Cap Value Portfolio
                 MSDW SICAV Small Cap Value Equity Fund
                 MSDW SICAV Global Small Cap Equity Fund
                 Van Kampen American Value Fund
                 Kimberlite Partners L.P.
                 Pantheon Partners L.P.
                 SunAmerica Inc.
                 TSG Financial Limited Partnership
                 UT Capital Partners International, LDC
                 UT Technology Partners, LDC
                 C.E. Unterberg, Towbin Capital Partners I, L.P.
                 Acorn USA
                 Wanger US. Small Cap Advisor

         We have agreed to indemnify the selling shareholders, or their transferees or assignees, against liabilities under the Securities Act, or to contribute to payments the selling shareholders may be required to make in respect of liabilities under the Securities Act.

         We are bearing all costs relating to the registration of the shares, other than fees and expenses, if any, of counsel or other advisers to the selling shareholders. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling shareholders.

                             THE SECURITIES OFFERED



         We are authorized to issue up to 50,000,000 shares of common stock, and up to 10,000,000 shares of preferred stock.

         As of March 31, 2000, there were 36,502,875 shares of common stock outstanding. No shares of preferred stock are outstanding and the board of directors has no present intention or plan to issue preferred stock.

         The following is a summary of some of the material provisions and terms of our articles and bylaws that might be important to you as a shareholder. You should refer to our articles of incorporation and bylaws for a complete statement of your rights as a shareholder. Both the articles of incorporation and the bylaws are filed with the SEC as Exhibit No. 3 to our registration statement, file # 33-24265-LA.

         As a holder of our common stock you will have one vote per share on all matters voted on by shareholders, including elections of directors. Unless required by law or provided in any resolution adopted by the board of directors about any series of preferred stock, only holders of our common stock have voting rights. The articles of incorporation do not provide for cumulative voting. Cumulative voting is the ability to cast as many votes for a director as the shareholder has shares of stock multiplied by the numbers of directors to be elected, in the election of directors. The articles of incorporation also do not provide for preemptive rights. A preemptive right is a shareholder's right to acquire new shares issued by a company to preserve their proportional interest. Owners of our common stock will receive dividends if the board declares them out of available funds. However, we do not expect to declare or pay dividends on our common stock.

         The transfer agent for our common stock is Interwest Transfer Company, Inc.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at:

         Securities and Exchange Commission   or   Securities and Exchange Commission
         450 Fifth Street, N.W.                    801 Cherry Street, 19th Floor
         Washington, D.C. 20549                    Ft. Worth, Texas 76102

Further information on the SEC's public reference rooms, is available from the SEC at 1-800-SEC-0330. Our SEC filings are also available on the Internet at "http:/www.sec.gov."


         The SEC allows us to incorporate by reference information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this document, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the sale of all the shares covered by this prospectus:

         o   Annual report on Form 10-KSB/A for the year ended March 31, 1999
         o All other reports filed with the SEC in compliance with Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1999
         o The description of our common stock contained in our registration statement on Form 10, filed with the SEC on October 27, 1975, file number M862263.

         We will deliver to each person receiving this document, a copy of any or all of the information that has been incorporated by reference and not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning:


                               MSI Holdings, Inc.
                              1121 East 7th Street
                               Austin, Texas 78702
                              Attn: Robert J. Gibbs
                            Telephone: (512) 476-6925


                                 INDEMNIFICATION


     Our revised articles of incorporation state that we may indemnify each of our directors, officers, employees, or agents to the full extent permitted by the laws of the state of Utah. In summary, the Utah Revised Business Corporation Act:

         o authorizes any corporation to indemnify directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred by reason of his having been a corporate director or officer;

         o confers on the director or officer an absolute right to indemnification for expenses, including attorney's fees, actually and reasonably incurred to the extent he is successful on the merits or defense of any claim, issue, or matter;

         o allows a corporation to pay attorney's fees and other litigation expenses on behalf of a director or officer in advance of the final disposition of the action, provided the director or officer undertakes to reimburse the corporation, if it is ultimately determined that he is not entitled to be indemnified by the corporation or if the advances exceed the indemnification to which he is entitled; and

         o recognizes that a director or officer may be entitled to additional indemnification under the corporation's certificate or articles of incorporation, bylaws, agreements, or by shareholders' vote.

         However, the indemnification authorized by the Utah Revised Business Corporation Act is limited to those situations where:

         o the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation;

         o if in criminal proceedings, the director or officer had no reasonable cause to believe his conduct was unlawful; and

         o either the board of directors, acting through a quorum of disinterested directors or on the advice of independent legal counsel, has or the shareholders have made a determination that indemnification is proper in the circumstances.

         Moreover, we may not indemnify a director if the director is adjudged liable to us or has derived an improper personal benefit in an action in which the director is adjudged liable. We may also purchase and maintain insurance to provide indemnification.

         Though indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or person controlling us under the provisions outlined above, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                                  LEGAL MATTERS


         The validity of the shares offered by this document has been passed upon for us by Parr Waddoups Brown Gee & Loveless P.C. of Salt Lake City, Utah.


                                     EXPERTS


         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-KSB/A for the year ended March 31, 1999, as reflected in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


         Brown, Graham and Company, P.C., independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-KSB/A for the year ended March 31, 1998, as represented in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Brown, Graham and Company, P.C.'s report, given on their authority as experts in accounting and auditing.

You should rely on the information contained in this document. We have not authorized anyone to provide you with information different from that contained in this document. The statements and representations contained in this document are true and correct as of the date indicated on the coverage page. The delivery of this document does not, under any circumstances, create the implication that there has been no change since that date. This document is not an offer to sell or a solicitation of an offer to buy any securities other than those securities to which the document relates. Moreover, this document does not constitute an offer to sell or a solicitation of an offer to buy in any circumstances in which an offer or solicitation is unlawful.



                                -----------------

                                Table of Contents



                                                        Page
                                                        ----
Risk Factors.............................................2
Use of Proceeds..........................................8
Selling Shareholders.....................................9
Plan of Distribution....................................16
Description of Securities...............................18
Where You Can Find More Information.....................19
Indemnification.........................................19
Legal Matters...........................................20
Experts.................................................20




                                   20,470,293







                               MSI HOLDINGS, INC.




                                  Common Stock



                                -----------------

                                   PROSPECTUS

                                -----------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.


Filing Fee-Securities and Exchange Commission.................... $ 5,000
Accountants' Fees and Expenses................................... $20,000
Fees and Expenses of Counsel for the Registrant.................. $20,000
Printing and Communication Expenses.............................. $10,000
Blue Sky Fees and Expenses....................................... $ 3,500
Miscellaneous Expenses........................................... $ 1,500
                                                                   ------
        Total.................................................... $60,000

        The selling security holders are bearing no portion of the expenses of the offering pursuant to agreement.

ITEM 15.  Indemnification of Directors and Officers.


        The registrant's revised articles of incorporation and by-laws permit the registrant to indemnify its directors and officers to the fullest extent authorized under the Utah Business Corporation Act ("UBCA"). In general, a Utah corporation may indemnify a director or officer who was, is or is threatened to be made, a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Utah corporation may indemnify a director, officer, employee, or agent ("fiduciary") in an action brought by or in the right of the corporation only if such fiduciary was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (set forth in Item 14 above), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits

EXHIBIT NO.             EXHIBIT DESCRIPTION                                     LOCATION
-----------             -------------------                                     --------
4                       Specimen of Securities (1)                        Incorporated by reference to
                                                                          Exhibit Nos. 1A and 1B of
                                                                          Registrant's Form 8-A
                                                                          Registration Statement (File #0-
                                                                           8146)
5                       Legal Opinion of Parr Waddoups
                        Brown Gee & Loveless P.C. (3)
23.1                    Consent of Ernst & Young LLP (2)                  Exhibit 23.1
23.2                    Consent of Brown, Graham and                      Exhibit 23.2
                        Company, P.C. (2)
23.3                    Consent of Parr Waddoups Brown                    Exhibit 23.3
                        Gee & Loveless P.C. (3)

(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.

(2)     Filed herewith.

(3)     To be filed by amendment.

ITEM 17.  Undertakings.

        The Undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.


        (3) To remove from registration by means of post-effective amendment any of the securities being registered in which remain unsold at the termination of the offering.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has responsible grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on May 22, 2000.



                                     MSI HOLDINGS, INC.


                                     By: /s/ ROBERT J. GIBBS
                                         -----------------------------------
                                         Robert J. Gibbs, President & CEO


                                POWER OF ATTORNEY


        Each officer or director whose signature appears below hereby appoints Robert J. Gibbs and Douglas W. Banister as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement, and any registration statement relating to an offering made in connection with the offering contemplated by this Registration Statement, including but not limited to any post-effective amendment filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which such attorney-in-fact and agent may deem appropriate or necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                              TITLE                               DATE
                 ---------                              -----                               ----
/s/ ROBERT J. GIBBS
-------------------------------
Robert J. Gibbs                               President, CEO and Director               May 22, 2000

/s/ DOUGLAS W. BANISTER
-------------------------------
Douglas W. Banister                           Vice President and
                                              Chief Financial Officer                   May 22, 2000
/s/ CHRIS BRICKLER
-------------------------------
Chris Brickler                                Director                                  May 22, 2000

-------------------------------
Blandina Cardenas                             Director                                  May 22, 2000


-------------------------------
Ernesto Chavarria
                                              Director                                  May 22, 2000

/s/ DANIEL DORNIER
-------------------------------
Daniel Dornier                                Director                                  May 22, 2000

/s/ STEVE METZGER
-------------------------------
Steve Metzger                                 Director                                  May 22, 2000

/s/ HUMBERT B. POWELL, III
-------------------------------
Humbert B. Powell, III                        Director                                  May 22, 2000


-------------------------------
Davinder Sethi                                Director                                  May 22, 2000

                                INDEX TO EXHIBITS

EXHIBIT NO.             EXHIBIT DESCRIPTION                                        LOCATION
-----------             -------------------                                        --------
4                       Specimen of Securities (1)                        Incorporated by reference to
                                                                          Exhibit Nos. 1A and 1B of
                                                                          Registrant's Form 8-A
                                                                          Registration Statement (File #0-8146)

5                       Legal Opinion of Parr Waddoups
                        Brown Gee & Loveless P.C. (3)

23.1                    Consent of Ernst & Young LLP (2)                  Exhibit 23.1

23.2                    Consent of Brown, Graham and                      Exhibit 23.2
                        Company, P.C. (2)

23.3                    Consent of Parr Waddoups Brown                    Exhibit 23.3
                        Gee & Loveless P.C. (3)

(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.

(2)     Filed herewith.

(3)     To be filed by amendment.